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Exhibit 23.1

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in Registration Statement on Forms S-8 (Nos. 333-89145, 333-30578, 333-14037, 333-71442, 333-49806, 333-67825, 333-35527, 333-104129, 333-110422, 333-120183, 33-82894, 333-130675, and 333-136974); on Form S-4 (No. 333-66934) and on Form S-3 (Nos. 333-141393 and 333-112493) of BE Aerospace, Inc. of our report dated June 12, 2008 relating to the financial statements of the Consumable Solutions Business of Honeywell International Inc., which appears in the Current Report on Form 8-K of BE Aerospace, Inc.

/s/PricewaterhouseCoopers LLP
Phoenix, Arizona
June 18, 2008

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  Exhibit 23.1
Consent of independent registered public accounting firm